UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2010

WATTS WATER TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845
 (Address of Principal Executive Offices) (Zip Code)

(978) 688-1811
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

2010 Note Purchase Agreement

On June 18, 2010, Watts Water Technologies, Inc. (the “Company”) entered into a Note Purchase Agreement with certain institutional investors (the “2010 Note Purchase Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The following is a summary of the material terms and conditions of the 2010 Note Purchase Agreement and is qualified in its entirety by reference to the 2010 Note Purchase Agreement.

Pursuant to the 2010 Note Purchase Agreement, on or about June 18, 2010, the Company issued $75.0 million principal amount of its 5.05% senior notes due June 18, 2020 (the “Notes”), each in the form attached hereto as Exhibit 10.2, for aggregate gross proceeds of $75.0 million in a private placement solely to institutional investors.  The Company will pay interest on the outstanding balance of the Notes at the rate of 5.05% per annum, payable semi-annually on June 18 and December 18 until the principal on the Notes shall have become due and payable.  The Company may, at its option, upon notice, subject to the terms of the 2010 Note Purchase Agreement, prepay at any time all or part of the Notes in an amount not less than $1 million by paying the principal amount plus a Make-Whole Amount (as defined in the 2010 Note Purchase Agreement).

The 2010 Note Purchase Agreement includes operational and financial covenants, with which the Company is required to comply, including, among others, maintenance of certain financial ratios and restrictions on additional indebtedness, liens and dispositions.  Events of defaults under the 2010 Note Purchase Agreement include failure to comply with the financial and operational covenants, as well as bankruptcy and other insolvency events.  If an event of default occurs and is continuing, then a majority of the note holders have the right to accelerate and require the Company to repay all the outstanding notes under the 2010 Note Purchase Agreement, in limited circumstances, such acceleration is automatic. The Company will use the proceeds from the private placement to refinance or repay existing indebtedness and for general corporate purposes.

In connection with the 2010 Note Purchase Agreement, certain subsidiaries of the Company entered into a Subsidiary Guaranty (the “Subsidiary Note Guaranty”), pursuant to which such subsidiaries will guarantee the obligations of the Company under the Notes and the 2010 Note Purchase Agreement.  The form of Subsidiary Note Guaranty is attached hereto as Exhibit 10.3 and incorporated herein by reference.  The above summary of the Subsidiary Note Guaranty is qualified in its entirety by reference to the Subsidiary Note Guaranty.

Credit Agreement

On June 18, 2010, the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, certain subsidiaries of the Company who become borrowers under the Credit Agreement, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and the other lenders referred to therein, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference. The following is a summary of the material terms and conditions of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement.

The Credit Agreement provides for a $300 million, five-year, senior unsecured revolving credit facility which may be increased by an additional $150 million under certain circumstances and subject to the terms of the Credit Agreement. The Credit Agreement has a sublimit of up to $75 million in letters of credit.

Borrowings outstanding under the Credit Agreement bear interest at a fluctuating rate per annum equal to an applicable percentage equal to (i) in the case of Eurocurrency rate loans, the British Bankers Association LIBOR rate plus an applicable percentage, ranging from 1.70% to 2.30%, determined by reference to the Company’s consolidated leverage ratio plus, in the case of certain lenders, a mandatory cost calculated in accordance with the terms of the Credit Agreement, or (ii) in the case of base rate loans and swing line loans, the highest of (a) the federal funds rate plus 0.5%, (b) the rate of interest in effect for such day as announced by Bank of America, N.A. as its “prime rate,” and (c) the British Bankers Association LIBOR rate plus 1.0%, plus an applicable percentage, ranging from 0.70% to 1.30%, determined by reference to the Company’s consolidated leverage ratio. In addition to paying interest under the Credit Agreement, the Company is also required to pay certain fees in connection with the credit facility, including, but not limited to, a facility fee and letter of credit fees.

The Company’s obligations under the Credit Agreement are initially guaranteed by certain of the Company’s domestic subsidiaries. The obligations of the Company’s Netherlands subsidiary, Watts Industries Europe, B.V., which is a borrower under the Credit Agreement, are guaranteed by certain other European subsidiaries of the Company as well as the Company’s domestic subsidiaries.

The Credit Agreement matures on June 18, 2015.  The Company may repay loans outstanding under the Credit Agreement from time to time without premium or penalty, other than customary breakage costs, if any, and subject to the terms of the Credit Agreement.

The Credit Agreement imposes various restrictions on the Company and its subsidiaries, including restrictions pertaining to:  (i) the incurrence of additional indebtedness, (ii) limitations on liens, (iii) making distributions, dividends and other payments, (iv) mergers, consolidations and acquisitions, (v) dispositions of assets, (vi) the maintenance of minimum consolidated net worth, certain consolidated leverage ratios and consolidated interest coverage ratios, (vii) transactions with affiliates, (viii) changes to governing documents, and (ix) changes in control.

The Credit Agreement contains usual and customary events of default for transactions of this type. If an event of default occurs and is continuing, the lenders have the right to accelerate and require the Company to repay all amounts outstanding under the Credit Agreement.

The Company and certain subsidiaries of the Company entered into Guaranty Agreement, dated as of June 18, 2010 (the “Credit Guaranty”), a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference. Pursuant to the Credit Guaranty, the domestic subsidiaries have guaranteed payment of the obligations of the Company, and the domestic and foreign subsidiaries have guaranteed payment of the obligations of foreign designated borrowers under the Credit Agreement. The above summary of the Credit Guaranty is qualified in its entirety by reference to the Credit Guaranty.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

10.1           Note Purchase Agreement, dated as of June 18, 2010, between the Company and the Purchasers named in Schedule A thereto relating to the Company’s $75,000,000 5.05% Senior Notes due June 18, 2020.

10.2           Form of 5.05% Senior Note due June 18, 2020.

10.3           Form of Subsidiary Guaranty in connection with the Company’s 5.05% Senior Notes due June 18, 2020, including the form of Joinder to Subsidiary Guaranty.

10.4           Credit Agreement, dated as of June 18, 2010, among the Company, certain subsidiaries of the Company as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders referred to therein.

10.5           Guaranty, dated as of June 18, 2010, by the Company and the Subsidiaries of the Company set forth therein, in favor of Bank of America, N.A. and the other lenders referred to therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2010	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage __________________________________ Kenneth R. Lepage General Counsel

EXHIBIT INDEX

Exhibit No. ---------------	Description ---------------

10.1	Note Purchase Agreement, dated as of June 18, 2010, between the Company and the Purchasers named in Schedule A thereto relating to the Company’s $75,000,000 5.05% Senior Notes due June 18, 2020.

10.2	Form of 5.05% Senior Note due June 18, 2020.

10.3	Form of Subsidiary Guaranty in connection with the Company’s 5.05% Senior Notes due June 18, 2020, including the form of Joinder to Subsidiary Guaranty.

10.4
Credit Agreement, dated as of June 18, 2010, among the Company, certain subsidiaries of the Company as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders referred to therein.

10.5	Guaranty, dated as of June 18, 2010, by the Company and the Subsidiaries of the Company set forth therein, in favor of Bank of America, N.A. and the other lenders referred to therein.